TIDAL ETF TRUST 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #132 & #133 to the Registration Statement on Form N-1A of Tidal ETF Trust and to the use of our report dated May 26, 2022 on the financial statements and financial highlights of SonicShares Global Shipping ETF, a series of Tidal ETF Trust. Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 29, 2022